                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported):     August 10, 1999

                                  NOVAVAX, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-26770              22-2816046
          --------                      -------              ----------
(State or other jurisdiction          (Commission        (I.R.S. Employer
 of incorporation or organization)      File No.)        Identification No.)

                     8320 GUILFORD ROAD, COLUMBIA, MD            21046
                     --------------------------------            -----
               (Address of principal executive offices)        (Zip code)

                                 (301) 854-3900
                                 --------------
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

                                  NOVAVAX, INC.
                       ITEMS TO BE INCLUDED IN THE REPORT

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of DynCorp Biomedical Services Laboratory, attached hereto as Appendix I.
    (1) Report of Independent Accountants dated October 6, 1999.
    (2) Statement of Assets Acquired and Liabilities Assumed as of December 31, 1998 and June 30, 1999 (unaudited).
    (3) Statement of Operating Revenue and Expenses for the year ended December 31, 1998 and for the six months ended June 30, 1999 (unaudited) and 1998 (unaudited).
    (4) Notes to Financial Statements.

(b) Unaudited Pro Forma Combined Financial Information of Novavax, Inc., attached hereto as Appendix II.
    (1) Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998.
    (2)Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1999.
    (3) Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30,
        1999.
    (4) Notes to the Unaudited Pro Forma Combined Financial Information

(c)  Exhibits

      2.1 Asset Purchase Agreement dated as of August 10, 1999, by and among DynCorp, DynCorp Biotechnology and Health Services, Inc. and Novavax, Inc. (Incorporated by reference to Exhibit 2.1 filed with Novavax's Current Report on Form 8-K dated August 25, 1999).

      23.1 Consent of Wagner Sharer Murtaugh & Petree dated October 12, 1999.

                                  NOVAVAX, INC.
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                NOVAVAX, INC.
                                                 (Registrant)

Date: October 18, 1999                          By: /s/ Donald J. MacPhee
                                                -------------------------
                                                Donald J. MacPhee
                                                Vice President and Treasurer
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)

                                                                      APPENDIX 1

                         INDEPENDENT ACCOUNTANTS' REPORT

      To DynCorp

      We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed of the DynCorp Biomedical Services Laboratory (the Division), a division of DynCorp (the Company) as of December 31, 1998 and the related Statement of Operating Revenue and Expenses for the year then ended. The Statement of Assets Acquired and Liabilities Assumed and the related Statement of Operating Revenue and Expenses (the Statements) are the responsibility of the Company's management. Our responsibility is to express an opinion on the Statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audit provides a reasonable basis for our opinion.

      As discussed in Note 1, pursuant to the terms of the Asset Purchase Agreement dated August 10, 1999, the accompanying Statements have been prepared solely to present the assets acquired and liabilities assumed of the Division as of December 31, 1998, and its operating revenue and expenses for the year then ended, and are not intended to be a complete presentation of the financial statements of the Division.

      In our opinion, the Statement of Assets Acquired and Liabilities Assumed and the Statement of Operating Revenue and Expenses referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Division as of December 31, 1998, and its operating revenue and expenses for the year then ended pursuant to the Asset Purchase Agreement referred to in Note 1, in accordance with generally accepted accounting principles.

      Wagner Sharer Murtaugh & Petree
      Malvern, PA
      October 6, 1999

                     DYNCORP BIOMEDICAL SERVICES LABORATORY
              STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                             (AMOUNTS IN THOUSANDS)

                                                     December 31,             June 30,
                                                             1998                 1999
                                                     ------------          -----------
                                                                           (Unaudited)
Assets Acquired
   Property and equipment, at cost                    $     538            $     538
   Less accumulated depreciation                           (341)                (368)
                                                        -------              -------
                                                            197                  170
                                                        -------              -------

   Total assets acquired                              $     197            $     170
                                                        =======              =======

Liabilities Assumed
   Current Liabilities
      Accrued vacation                                $      96            $      60
                                                       --------             --------

   Total liabilities assumed                                 96                   60
                                                       --------             --------

Commitments and Contingencies

Excess of Assets Acquired Over
      Liabilities Assumed                             $     101            $     110
                                                       ========             ========















                      See notes to the statements.

                     DYNCORP BIOMEDICAL SERVICES LABORATORY
                   STATEMENT OF OPERATING REVENUE AND EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                            Year Ended       Six Months Ended
                                          December 31,            June 30
                                                  1998        1999        1998
                                     -----------------  ----------  ----------
                                                                (Unaudited)
Gross revenue                               $   2,416   $    1,126   $   1,285

Operating expenses - Research
         and Development
   Direct labor                                   612          328         316
   Fringe benefits                                176           89          91
   Overhead                                       917          486         419
   Materials and supplies                         458          192         256
   Other direct costs                              83           47          90
                                             --------    ---------    --------

                                                2,246        1,142       1,172
                                             --------    ---------    --------

Operating income (loss)                     $     170   $      (16)  $     113
                                             ========    =========    ========












                      See notes to the statements.

                         NOTES TO THE STATEMENTS FOR
                    DYNCORP BIOMEDICAL SERVICES LABORATORY

1.  Basis of Presentation

The Biomedical Services Laboratory Division (the Division) of DynCorp (the Company) designs, develops, and produces experimental vaccines for U. S. Government and private-sector clients.

The Division is not a separate legal entity. Assets and liabilities of the division are included as components within the consolidated financial statements of a larger legal entity of the Company. Separate revenue and operating cost information is maintained for the Division in addition to certain asset and liability balances; however, a complete set of financial statements are not prepared and maintained. The accompanying statements are presented pursuant to the Asset Purchase Agreement dated August 10, 1999, between the Company and Novavax, Inc. (see Note 8). The statements present the operating revenue and expenses for the year ended December 31, 1998, in addition to the balances as of December 31, 1998 for the assets and liabilities subject to acquisition. This information is not intended to be a complete presentation of the financial statements of the Division, nor is indicative of the financial condition or results of operations of the Division going forward due to potential changes in the acquired business and the omission of various operating expenses.

The Statement of Assets Acquired and Liabilities Assumed and Statement of Operating Revenue and Expense of the Division are comprised of certain selected assets and liabilities in addition to contracts performed specifically by the Division. The selected assets, liabilities, and contracts included in the accompanying statements are directly related to the continuing operations of the Division.

The accompanying statements have been prepared from the historical accounting records of the Company and do not purport to reflect the assets and liabilities or results of operations that would have resulted if the Division had operated as a separate, unaffiliated independent entity. Since only certain assets and liabilities are subject to acquisition, a statement of cash flows for the Division is not applicable.

The accompanying Statement of Operating Revenue and Expenses does not include allocations of the Company's overhead and general and administrative expenses that did not directly benefit the operations of the Division. Major cost elements included in this category are oversight of contracts, contract administration, cash management, risk management, retirement plan administration, legal services, payroll processing, accounts payable processing, identification of bid opportunities, and proposal preparation. In addition, interest expense and income tax expenses were not allocated to the Division as these expenses are computed on a company wide basis and can not be accurately allocated on a retroactive basis.

                         NOTES TO THE STATEMENTS FOR
                    DYNCORP BIOMEDICAL SERVICES LABORATORY

2.  Summary of Significant Accounting Policies

Use of Estimates: The preparation of the accompanying statements requires management to make estimates and assumptions about the amounts that affect the reported amounts of assets and liabilities at the statement date and the reported amounts of operating revenue and expenditures during the reporting period. Actual results may differ from those estimates.

Revenue Recognition: Revenue recognized by the Division is primarily derived from multiple fixed price contracts of varying values and one principal ongoing cost-plus-fixed-fee Government contract. Contract revenue for fixed price contracts meeting specific dollar value thresholds is recognized using the percentage of completion methodology and is comprised of the portion of expected total contract earnings represented by actual costs incurred to date as a percentage of the contract's total estimated costs at completion. Revenue on cost-reimbursable contracts is recognized based upon total incurred costs plus the applied fee percentage specified in the contract.

Fixed Assets: Property and equipment are recorded at cost, inclusive of related sales tax, freight and any external installation charges. Assets are depreciated by the Division on a straight line basis with useful lives determined on a historical experience basis with lives ranging between five and ten years for assets included in the acquisition.

Interim Financial Information: The accompanying financial statements as of June 30, 1999 and for the six-month period ended June 30, 1999 and 1998 are unaudited. In the opinion of the management of the Division, these financial statements reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the financial statements. The results of operations for the six-month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1999.

3.  Property and Equipment

Property and equipment of the Division as of December 31, 1998 consisted of the following:

      Furniture and equipment                     $   14,494
      Computer equipment                              40,635
      Laboratory equipment                           228,783
      Leasehold improvements                         253,840
                                                     -------
                                                     537,752
      Accumulated depreciation                      (340,268)
                                                     -------

                                                  $  197,484
                                                     =======

                         NOTES TO THE STATEMENTS FOR
                    DYNCORP BIOMEDICAL SERVICES LABORATORY

4.  Contingencies and Commitments

The Division has multiple cost reimbursable contracts with the U.S. Government with outstanding incurred cost claims subject to final audit by the U.S. Government. In addition, the Division has multiple outstanding accounts receivable balances from completed and in-progress fixed price contracts. Any potential claim variances resulting from disallowances from the above stated issues have not been included in the accompanying financial statements because the Company has retained the risk of such variances.

5.   Lease Commitments

Future minimum payments on non-cancellable operating leases, subject to acquisition by Novavax, Inc. for office space with initial or remaining terms in excess of one year were as follows as of December 31, 1998:

      1999                                         $ 177,128
      2000                                            44,607

Total rental expense for the year, net of sublease income, amounted to $170,870.

6.  Business Segment and Major Customers

The Division designs, develops, and produces experimental vaccines for U.S. Governmental and private-sector clients. The primary Government customer is the National Institutes of Health (NIH). The Division performs both fixed price and cost reimbursable contracts for the NIH. The primary private-sector clients are Smithkline Beecham and Jenner Technologies. The private-sector contracts are generally fixed price purchase order arrangements. Limited revenue is generated by small, low value purchase orders from multiple private-sector customers. Revenue recognized from the three largest customers during the year ended December 31, 1998 noted above are as follows:

      National Institutes of Health              $ 1,150,067
      Jenner Technologies                            667,925
      Smithkline Beecham                             403,282

7.  Allocations

Fringe Benefits: Fringe benefit expenses for employees of the Division are accumulated at a higher level within the organization and allocated back to each cost objective based upon total direct labor cost incurred. These expenses include items such as FICA, FUI, SUI, vacation, personal leave, 401K contributions, workman's compensation and paid time off.

                         NOTES TO THE STATEMENTS FOR
                    DYNCORP BIOMEDICAL SERVICES LABORATORY

8. Subsequent Event

On August 10, 1999, DynCorp sold its interest in the Division to Novavax, Inc. Novavax, Inc. acquired substantially all of the assets (excluding cash and accounts receivable) of the Division for $592,000 in cash and assumed liabilities of approximately $60,000. Additionally, DynCorp entered into a five-year non-compete agreement, for which Novavax, Inc. will make four quarterly payments of $37,000 each, commencing November 10, 1999.

                                                                     APPENDIX II

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The Unaudited Pro Forma Combined Statements of Operations assume that the acquisition of the DynCorp Biomedical Services Laboratory (the "Division") had occurred on January 1, 1998, combining the results of operations of Novavax, Inc. (the "Company") and the Division for the year ended December 31, 1998 and for the six months ended June 30, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1999 reflects the acquisition as if it had occurred on June 30, 1999.

     On August 10, 1999, Novavax, Inc. acquired substantially all of the assets (excluding cash and accounts receivable) of the Division for $592,000 in cash and assumed liabilities of approximately $60,000. In addition, DynCorp entered into a five-year non-compete agreement, for which Novavax, Inc. will make four quarterly payments of $37,000 each, commencing November 10, 1999. Also, the Company estimates direct costs associated with the acquisition (legal, accounting, etc.) will be approximately $60,000. The total consideration and direct costs for the acquisition was $860,000. The acquisition will be recorded using the purchase method of accounting for business combinations. The following summarizes management's preliminary allocation of the purchase price based on the Division's June 30, 1998 Statement of Assets Acquired and Liabilities Assumed.

                                                     Cost        Estimated lives
                                                     ----        ---------------
      Property and equipment                          $170        3-7 years
      Goodwill and other intangible assets            $690        5 years

     Property and equipment consists primarily of laboratory equipment that the Company believes will continue to be used in the operations of the Division. Goodwill and other intangible assets are being amortized over their preliminary useful lives of five years.

   The pro forma information is based on the historical financial statements of the Company and the Division after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments considered appropriate by the Company, certain of which are described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information. The pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been obtained if the acquisition had occurred on the dates indicated or of the results that may be obtained in the future.

     The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical financial statements and the related notes thereto of the Company and the Division. The historical financial statements of the Division and the related notes thereto are included herein. The historical financial statements of Novavax, Inc. and the related notes thereto have been previously filed with the Securities and Exchange Commission and are available from the Company upon written request.

                                  NOVAVAX, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                         DynCorp
                                                                      Biomedical
                                                      Novavax,          Services         Pro Forma
                                                          Inc.        Laboratory       Adjustments        Pro Forma
                                                      --------        ----------       -----------        ---------
Revenues                                             $     681         $   2,416        $       -         $   3,097
                                                      --------          --------         ---------         --------

Operating expenses:
     General and administrative                          2,472                -                138 (a)         2,610
     Research and development                            3,361             2,246               (14) (b)        5,593
                                                       -------          --------         ---------         --------

Total operating expenses                                 5,833             2,246               124            8,203
                                                       -------          --------         ---------         --------

(Loss) income from operations                           (5,152)              170              (124)          (5,106)
Interest income, net                                       335                -                (27) (g)         308
                                                      --------          --------         ---------         --------

Net (loss) income                                       (4,817)              170              (151)          (4,798)

Dividend on preferred stock                               (225)               -                 -              (225)
Deemed dividend on preferred stock                      (1,583)               -                 -            (1,583)
Accretion of offering costs                               (420)               -                 -              (420)
                                                      --------          --------         ---------         --------

Loss applicable to common stockholders               $  (7,045)        $     170        $     (151)       $  (7,026)
                                                      ========          ========         =========         ========

Per share information (basic and diluted)
Loss applicable to common stockholders               $    (.57)                                           $    (.57)
                                                      ========                                             ========

Weighted average number of common
  shares outstanding (basic and diluted)            12,428,426                                           12,428,426
                                                    ==========                                           ==========





See accompanying notes to unaudited pro forma combined financial information.

                                  NOVAVAX, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                         DynCorp
                                                                      Biomedical
                                                      Novavax,          Services        Pro Forma
                                                          Inc.        Laboratory      Adjustments         Pro Forma
                                                      --------        ----------      -----------         ---------
Revenues                                              $    328         $   1,126        $     -           $   1,454
                                                       -------          --------         -------            -------

Operating expenses:
     General and administrative                            999                -               69  (a)         1,068
     Research and development                            1,124             1,142              (7) (b)         2,259
                                                       -------          --------         -------            -------

Total operating expenses                                 2,123             1,142              62              3,327
                                                       -------          --------         -------            -------

Loss from operations                                    (1,795)              (16)            (62)            (1,873)
Interest income, net                                        30                -              (13) (g)            17
                                                       -------          --------         -------            -------

Net loss                                              $ (1,765)        $     (16)       $    (75)         $  (1,856)
                                                       =======          ========         =======            =======

Per share information (basic and diluted)
Loss applicable to common stockholders                $   (.13)                                           $    (.13)
                                                       =======                                              =======

Weighted average number of common shares

     outstanding (basic and diluted)                14,000,418                                           14,000,418
                                                    ==========                                           ==========








See accompanying notes to unaudited pro forma combined financial information.

                                  NOVAVAX, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                         DynCorp
                                                                      Biomedical
                                                      Novavax,          Services        Pro Forma
                                                          Inc.        Laboratory      Adjustments         Pro Forma
                                                      --------        ----------      -----------         ---------
Assets:
Current:
     Cash and cash equivalents                        $  2,776          $     -         $   (592) (c)      $  2,184
     Accounts receivable                                   157                -               -                 157
     Prepaid expenses and other
        current assets                                      28                -               -                  28
                                                       -------           -------         -------            -------
           Total current assets                          2,961                -             (592)             2,369

Property and equipment, net                                967               170              -               1,137

Patent costs, net                                        1,597                -               -               1,597

Goodwill and other intangible
     assets, net                                            15                -              690 (d)            705
                                                       -------           -------         -------            -------

                                                      $  5,540         $     170        $     98           $  5,808
                                                       =======           =======         =======            =======

Liabilities and Stockholders' Equity:
Current:
     Capital lease obligations, current               $     18         $      -         $     -            $     18
     Non-compete installment, current                       -                 -               37 (e)             37
     Accounts payable                                      249                -               60 (f)            309
     Accrued Payroll                                        32                60              -                  92
                                                       -------          --------         -------            -------
        Total current liabilities                          299                60              97                456

Non-compete installments, less current                      -                 -              111 (e)            111
Stockholders' equity                                     5,241               110            (110)             5,241
                                                       -------          --------        --------            -------

                                                      $  5,540         $     170        $     98           $  5,808
                                                       =======          ========         =======            =======




See accompanying notes to unaudited pro forma combined financial information.

                                  NOVAVAX, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRESENTATION

Novavax, Inc. ("Novavax" or the "Company") is a biopharmaceutical company focused on the research and development of proprietary drug delivery and encapsulation technologies. The Biomedical Services Laboratory Division (the "Division") of DynCorp designs, develops, and produces vaccines for U.S. Government and private sector clients.

The Unaudited Pro Forma Combined Statements of Operations assume that the acquisition of the DynCorp Biomedical Services Laboratory (the Division) had occurred on January 1, 1998, combining the results of operations of Novavax, Inc. (the Company) and the Division for the year ended December 31, 1998 and for the six months ended June 30, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1999 reflects the acquisition as if it had occurred on June 30, 1999.

NOTE 2. ACQUISITION OF BIOMEDICAL SERVICES DIVISION

On August 10, 1999, Novavax, Inc. acquired substantially all of the assets (excluding cash and accounts receivable) of the Division for $592,000 in cash and assumed liabilities of approximately $60,000. In addition, DynCorp entered into a five-year non-compete agreement, for which Novavax, Inc. will make four quarterly payments of $37,000 each, commencing November 10, 1999. Also, the Company estimates direct costs associated with the acquisition (legal, accounting, etc.) will be approximately $60,000. The total consideration and direct costs for the acquisition was $860,000. The acquisition will be recorded using the purchase method of accounting for business combinations. The following summarizes management's preliminary allocation of the purchase price based on the Division's June 30, 1998 Statement of Assets Acquired and Liabilities Assumed.

                                                     Cost        Estimated lives
                                                     ----        ---------------
      Property and equipment                          $170        3-7 years
      Goodwill and other intangible assets            $690        5 years

     Property and equipment consists primarily of laboratory equipment that the Company believes will continue to be used in the operations of the Division. Goodwill and other intangible assets are being amortized over their preliminary useful lives of five years.

                                  NOVAVAX, INC.
     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION, CONTINUED

 NOTE 3. PRO FORMA ADJUSTMENTS

 (a) Estimated increase in amortization of goodwill and other intangible assets resulting from the purchase of the Division.

 (b) Estimated decrease in depreciation expense resulting from increased useful lives on property and equipment acquired in the purchase of the Division.

 (c) Represents cash purchase price of $592,000.

 (d) Consists of the following:
      Estimated amounts for goodwill and other intangible assets      $542,000
      Estimated amount attributable to non-compete agreement          $148,000

 (e) Installment obligations related to non-compete agreement

 (f) Records the direct costs associated with the acquisition (legal, accounting, etc), which are estimated to be $60,000 and are included in the purchase price allocation.

 (g) Estimated reduction in interest income resulting from the use of $592,000 in cash to acquire the Division.